Exhibit 10. 42

OXiGENE, Inc.
Named Executive Officers Compensation Arrangements

     The following are our named executive officers. Their annual salaries and bonus for 2004 were as follows:

Named Executive Officer	Position	2004 Salary
Frederick W. Driscoll	President and Chief Executive Officer	$365,000
David Chaplin	Chief Scientific Officer and Head of Research and Development	$365,000
Scott Young	Chief Operating Officer	$220,000
James B. Murphy (1)	Vice President and Chief Financial Officer	$200,000

(1) Mr. Murphy began employment with the Company on February 23, 2004. The amount in the table above represents his annual salary and bonus for 2004 and not the amount actually paid in 2004.